Investor Fact Sheet
Ticker Symbol: NASDAQ: CEMI
www.chembio.com

Business Summary & Investment Highlights
Chembio Diagnostics, Inc., (Chembio), through its wholly-owned subsidiary Chembio Diagnostic Systems, Inc. develops, manufactures, licenses and markets point-of-care testing (POCT) products. Chembio created and patented a new revolutionary technology called Dual Path Platform (DPP®). The technology is addressing critical market requirements in the infectious diseases testing market and other growing markets. Products under development, both OEM and branded, are anticipated to create significant new revenue streams that will add to Chembio's core business of rapid HIV tests.
•	Four Consecutive Years of Profitability and Revenue Growth.
•	Strategy is to create core business of public health products to be complemented by OEM and selected out-licensing opportunities.
•	Robust pipeline of POCT products for infectious diseases based on Chembio's patented DPP® technology.
•
Products developed on DPP® platform include oral fluid HIV test approved by FDA in December 2012.   Unique multiplex HIV-Syphilis test will be submitted and undergo US FDA regulatory evaluations in 2013.  Several other products and collaborations in pipeline.

•	Unique opportunity to participate in nascent U.S. market for OTC HIV tests with multiple product offerings.
•	Five DPP® products approved and successfully launched in Brazil public health pursuant to supply and license agreement; potential of at least $23MM in revenues; $17MM realized to date.
Selected Financial Information
Stock Information
Ticker Symbol: CEMI
Price 07/31/2013:   $4.830
52 Week High:     $5.800
52 Week Low:   $3.610
Outstanding Shares (MM): 9.32
Market Capitalization (MM): $45.04
Fully Diluted (FD) Shares (MM): 9.99
Management Holding-FD (MM): 1.55
Average Daily Vol. (3 Mos):  19,000

Major Beneficial Holders Beneficial Shares Owned (MM)
Lawrence Siebert: 820
Wellington Management Company, LLP: 671  12/31/12 Report Date

Balance Sheet Data ($000s)	June '13	Dec.'12
Cash	$8,645	$2,952
Accts. Receivable	3,894	4,821
Inventories	3,849	2,488
Other Current Assets	730	747
Total Current Assets	17,118	11,008
Net Fixed Assets	1,833	1,428
Other Assets	4,591	4,899
Total Assets	23,542	17,335
Total Current Liab.	3,929	3,378
Total Other Liab.	-	82
Total Liabilities	3,929	3,460
Stockholders' Equity	19,613	13,875
Total Liabilities & Stockholders' Equity	$23,542	$17,335

Selected Comparative Historical Financial Data
Quarter/Year Ended		For the Quarter Ended		For the Six Months Ended		For the Years Ended
$(000s	)	Q2'13	Q2'12	Q2'13	Q2'12	2012	2011	2010	2009
Total Revenues		$5,393	$6,084	$12,072	$12,737	$25,611	$19,388	$16,705	$13,834
Cost of sales		3,112	3,513	7,097	6,834	14,821	9,998	8,604	7,974
Gross Profit		2,281	2,571	4,975	5,903	10,790	9,390	8,101	5,860
		42.3%	42.3%	41.2%	46.3%	42.1%	48.4%	48.5%	42.4%
R&D Expense		1,501	979	2,546	2,358	4,486	4,878	2,586	2,884
SG&A Expense		1,160	1,079	2,322	2,313	4,852	3,424	2,941	2,659
Operating Income (Loss)		(380)	513	107	1,232	1,452	1,088	2,574	317
Other Inc. (Expense)		9	(1)	9	(1)	(1)	(12)	(15)	(8)
Net Income (Loss)		(371)	512	116	1,231	1,451	1,076	2,559	309
Inc Tax (Ben.) Prov.		(130)	203	40	489	509	(5,133)	-	-
Net Income (Loss)		$(241)	$309	$76	$742	$942	$6,209	$2,559	$309
Net Income (Loss) - per Share		(0.03)	0.04	0.01	0.09	$0.11	$0.73	$0.29	$0.03
Wt. Avg. No. Shares (Millions)		9.260	8.525	9.231	8.513	8.615	8.556	8.865	9.380
Working capital		$13,189	$7,630	$13,189	$7,377	$7,630	$6,134	$4,560	$1,494
Total assets		23,542	17,335	23,542	16,715	17,335	15,486	9,086	6,315
Total liabilities		3,929	3,461	3,929	3,214	3,460	2,991	3,277	3,227
Equity		19,613	13,875	19,613	13,501	13,875	12,495	5,809	3,088

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com

PAGE 2 – See Graphics

DPP® Technology
Competitive Advantages For POC Testing

• Improved Sensitivity - enabled by more efficient binding method
• Easier Multiplexing - due to even and direct distribution of sample to multiple test lines
• Enhanced Sample Control - as result of independent sample migration path
• Clearer Results - efficient binding allows for improved functionality of instruments for reading and reporting of qualitative or quantitative results

Chembio's Dual Path Platform (DPP®) Patented in 2007  (see graphic)

Chembio's Lateral Flow Rapid HIV Tests Marketed Exclusively in the USA by Alere North America, Inc.

Senior Management Team
Lawrence A. Siebert, Chairman & CEO, over 25 years of management and financing experience
Richard J. Larkin, CFO, over 25 years of operational and financial experience
Javan Esfandiari, SVP R&D, over 15 years of experience in development of in-vitro point-of- care products
Sharon Klugewicz, COO, over 20 years of experience with Pall Corp.

Independent Members of Board of Directors
Katherine Davis - Former Lieutenant Governor and numerous other leadership positions for the State of Indiana; former senior executive of Cummins, Inc. (NYSE:CMI)
Dr. Gary Meller - Broad experience in medical and information technology and pharmaceutical product development
Dr. Barbara DeBuono – Former New York Commissioner of Health and Rhode Island Director of Health; other positions in domestic and international medical services
Dr. Peter Kissinger – Has founded and/or led 3 biotechnology and/or biomedical technology companies, including a publicly-traded NASDAQ company

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements, the accuracy of which is subject to risks and uncertainties. Please refer to Chembio Diagnostic's Inc. most recent Form 10-K and Forms 10-Q for additional information about the Company and related risks. –Aug. 2013.